Exhibit 10.2
AMENDMENT NO. 1
TO
LOAN AND SECURITY AGREEMENT
This Amendment No. 1 to Loan and Security Agreement (this “Amendment”) is entered into as of May 7, 2009 (the “Amendment Date”), by and between Silicon Valley Bank, (“Bank”) and DemandTec, Inc., a Delaware corporation (“Borrower”). Unless otherwise defined herein, terms defined in the Loan Agreement (as defined below) shall have the same meanings in this Amendment.
Recitals
A.	Borrower and Bank have entered into that certain Loan and Security Agreement dated as of April 9, 2008 (the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B.	Borrower now desires that Bank amend the Loan Agreement to (a) extend the maturity date, (b) increase the Revolving Line, (c) modify certain financial covenants, and (d) make certain other changes, all upon the terms and conditions more fully set forth herein.

C.	Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement.
Agreement
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
1.	Amendments to Loan Agreement.
1.1	Section 2.1.2 (Letters of Credit Sublimit). Section 2.1.2(a) of the Loan Agreement is amended in its entirety by replacing it with the following:
“(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate sum of (x) the face amounts of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus (y) any Letter of Credit Reserves may not exceed $20,000,000. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed the Availability Amount. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the aggregate face amounts of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s then standard “Application and Letter of Credit Agreement.” Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”
1.2	Section 2.1.3 (Foreign Exchange Sublimit). Section 2.1.3 of the Loan Agreement is amended in its entirety by replacing it with the following:
“2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts are subject to the following restrictions: (a) each FX Forward Contract shall have a Settlement Date of at least 1 FX Business Day after the contract date; (b) the aggregate amount of FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the FX Reserve; and (c) the amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to 10% of the sum of all outstanding FX Forward Contracts (such amount, the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower when due in connection with FX Forward Contracts will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

1.3	Section 2.4(b) (Advances). Section 2.4(b) of the Loan Agreement is amended in its entirety by replacing it with the following:
“(b) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (1), for Prime Rate Advances, the Prime Rate or (2), for LIBOR Rate Advances, the sum of (A) the greater of (i) the LIBOR Rate or (ii) 1.5% plus (B) the LIBOR Rate Margin. On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the Effective Amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus 500 basis points. Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.”
1.4	Section 2.5(a) (Commitment Fee). Section 2.5(a) of the Loan Agreement is amended in its entirety by replacing it with the following:
“(a) Commitment Fee. A fully earned, non-refundable commitment fee of $25,000, on the Amendment 1 Date and on the first and second anniversaries thereof.”
1.5	Section 6.7(b) (Tangible Net Worth). Section 6.7(b) of the Loan Agreement is amended in its entirety by replacing it with the following:
“(b) Tangible Net Worth. A Tangible Net Worth of at least $20,000,000, plus (i) 50% of new net equity proceeds received on or after the Amendment 1 Date and (ii) 50% of quarterly profits for each quarter ending on or after the Amendment 1 Date.”
1.6	Section 13.1 (Definitions). The following defined terms and their definitions in Section 13.1 of the Loan Agreement are amended in their entirety and replaced by the following:
““Availability Amount” is the Revolving Line minus (a) the sum of the face amounts of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (b) the sum of the Letter of Credit Reserves, minus (c) the FX Reduction Amount, and minus (d) the outstanding principal balance of any Advances.”
““FX Reserve” means $2,000,000.”
““LIBOR Rate Margin” is 250 basis points.”
““Revolving Line” is an Advance or Advances not to exceed, in the aggregate, $20,000,000 or such lesser amount in accordance with Section 2.6.”
““Revolving Line Maturity Date” is the third anniversary of the Amendment 1 Date.”
1.7	Section 13.1 (Definitions). The following defined term and its definition is added in its alphabetically appropriate position in Section 13.1 of the Loan Agreement:
““Amendment 1 Date” is the Amendment Date as defined in that certain Amendment No. 1 to Loan and Security Agreement by and between Borrower and Bank which added this definition to the Agreement.”
1.8	Exhibit B to Loan Agreement (Compliance Certificate). Exhibit B of the Loan Agreement is amended in its entirety by deleting it and replacing it with Exhibit A attached hereto.
2.	Borrower’s Representations And Warranties.
2.1	Borrower hereby affirms and makes, as of the Amendment Date, all of the representations and warranties contained in the Loan Agreement.

2.2	In addition, Borrower represents and warrants that:
(a)	no Event of Default has occurred and is continuing;

(b)	Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)	Borrower’s Restated Certificate of Incorporation, Amended and Restated Bylaws, and corporate borrowing resolutions dated May 6, 2009 delivered to Bank in connection with the execution of this Amendment, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)	the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)	this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with the terms of this Amendment, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)	as of the date hereof, Borrower has no defenses against the obligation to pay to Bank any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.
2.3	Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the representations and warranties in Section 2.1 and 2.2, and agrees that such reliance is reasonable and appropriate.
3.	Limitation. The amendments set forth in Section 1 shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.	Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
4.1	Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank;

4.2	Commitment Fee. Borrower shall have paid to Bank the fully earned, non-refundable commitment fee due on the Amendment Date pursuant to Section 2.5(a) of the Loan Agreement, as amended by this Amendment.

4.3	Bank Expenses. Borrower shall have paid to Bank all Bank Expenses incurred through the date of this Amendment.
5.	Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.	Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

7.	Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
[Remainder of page left blank — signature page follows.]

[Signature page to Amendment 1]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	DemandTec, Inc., a Delaware corporation

By: /s/ Mark Culhane
Printed Name: Mark Culhane
Title: CFO

Bank:	Silicon Valley Bank

By: /s/ Ray Aguilar
Printed Name: Ray Aguilar
Title: RM

EXHIBIT A TO AMENDMENT NO. 1
EXHIBIT B TO AGREEMENT — COMPLIANCE CERTIFICATE

TO:	Silicon Valley Bank	Date:

FROM:	DemandTec, Inc.
     The undersigned authorized officer of Demandtec, Inc. (“Borrower” ) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true, accurate, and complete in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Compliance Certificate	With financial statements	Yes No
Annual financial projections	FYE within 50 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Cash balance report, A/R & A/P Agings	Quarterly within 50 days	Yes No

Financial Covenant	Required		Actual		Complies
Maintain on a Quarterly Basis:
Minimum Adjusted Quick Ratio	2.0:1.0			:1.0	Yes No
Minimum Tangible Net Worth	$20,000,000	*	$		Yes No

*	increasing by 50% of net new equity and 50% of quarterly profits
     The financial covenant analyses, calculations and information set forth in Schedule 1 attached hereto are true, accurate, and complete as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Demandtec, Inc.	BANK USE ONLY

	Received by:	Date:

AUTHORIZED SIGNER

By:

Name:	Verified by:	Date:

AUTHORIZED SIGNER
Title:

Compliance Status: ___Yes ___No

Exhibit A-1

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:
I. Adjusted Quick Ratio (Section 6.7(a))
Required:            2.00:1.00

Actual (line J):

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments of Borrower and its Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of current Obligations to Bank	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Deferred Revenue to the extent included in line G	$

I.	Line G minus Line H	$

J.	Adjusted Quick Ratio (line D divided by line I)	$

Is line J equal to or greater than 2.00:1.00?                             No, not in compliance                        Yes, in compliance
II. Tangible Net Worth (Section 6.7(b))

Required: $20,000,000 increasing by 50% of net new equity proceeds and 50% of quarterly profits, i.e.	$

Actual (line G):

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of any reserves not already deducted from assets	$

E.	Total Liabilities	$

F.	Subordinated Debt	$

G.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E plus line F )	$

Is line G equal to or greater than the required amount?                                 No, not in compliance                                           Yes, in compliance

Exhibit A-2